UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2022

QUALTRICS INTERNATIONAL INC.
(Exact name of registrant as specified in charter)

Delaware	001-39952	47-1754215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 West River Park Drive
Provo, Utah 84604
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (385) 203-4999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	XM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined by Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On May 24, 2022, John Thimsen notified Qualtrics International Inc. (the “Company”) of his intention to retire from his position as Chief Technology Officer of the Company, effective July 15, 2022, so that he can spend more time with his family and work on personal projects. Thereafter, Mr. Thimsen will remain with the Company as an advisor to the Chief Executive Officer and executive team, working on special projects and the transition. The Company expects that Mr. Thimsen’s other duties and responsibilities will be assumed by existing senior leaders within the engineering organization. The Company and executive team are grateful for Mr. Thimsen’s 7.5 years of service, during which he contributed to the Company’s growth and customer success.

Item 5.07    Submission of Matters to a Vote of Security Holders.

On May 25, 2022, the Company held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). The Company’s stockholders voted on four proposals at the Annual Meeting, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 15, 2022 (the “Proxy Statement”). Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on March 28, 2022 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to ten votes for each share held as of the close of business on the Record Date. The Class A common stock and Class B common stock (the “common stock”) voted as a single class on all matters. Present at the Annual Meeting, virtually or by proxy, were holders of 540,287,450 shares of common stock, together representing a total of 4,348,822,940 votes, or a majority in voting power of the outstanding shares entitled to vote generally at a meeting of stockholders, and constituting a quorum under the Company’s bylaws. The final results with respect to each such proposal are set forth below.

Proposal 1 — Election of Directors.

The stockholders elected the eleven persons named below as directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. The results of such vote were:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ritu Bhargava	4,312,127,763	31,105,572	42,834	5,546,771
Egon Durban	4,276,499,720	66,731,267	45,182	5,546,771
Sindhu Gangadharan	4,280,506,651	62,723,385	46,133	5,546,771
Omar Johnson	4,342,825,277	377,527	73,365	5,546,771
Christian Klein	4,280,017,132	63,216,672	42,365	5,546,771
Luka Mucic	4,290,745,211	52,473,036	57,922	5,546,771
Donald Paoni	4,311,926,110	31,278,942	71,117	5,546,771
Scott Russell	4,280,662,922	62,543,846	69,401	5,546,771
Zig Serafin	4,294,350,070	48,894,318	31,781	5,546,771
Ryan Smith	4,290,764,601	52,459,833	51,735	5,546,771
Kelly Steckelberg	4,313,430,225	29,780,078	65,866	5,546,771

Proposal 2 — Ratification of Appointment of Independent Registered Public Accounting Firm.

The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,348,703,366	81,869	37,705	0

Proposal 3 — Approval, on a Non-binding, Advisory Basis, of the Compensation of the Company’s Named Executive Officers.

The stockholders approved, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement. The results of such vote were:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,283,234,840	59,650,351	390,978	5,546,771

Proposal 4 — Non-binding, Advisory Vote on the Frequency of Future Non-binding, Advisory Votes on the Compensation of the Company’s Named Executive Officers.

The stockholders approved, on a non-binding, advisory basis, a frequency option of every three years as the preferred frequency for future non-binding, advisory votes on the compensation of the Company’s named executive officers. The results of such vote were:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
70,785,754	71,367	4,272,058,175	360,873	5,546,771

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2022		QUALTRICS INTERNATIONAL INC.

	By:	/s/ Blake Tierney
	Name:	Blake Tierney
	Title:	General Counsel